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                             CHANGEPOINT CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

1.       DEFINITIONS

"Code" means the U.S. Internal Revenue Code of 1986, as amended or succeeded by later legislative enactments.

"Committee" means the Committee provided for in Section 4, which shall administer this ESPP.

"Common Shares" means common shares of Changepoint Corporation.

"Company" means Changepoint Corporation, and its Subsidiaries.

"Compensation" means a Participant's base salary plus any amounts payable on account of overtime, shift premium, incentive compensation, bonuses and commissions.

"ESPP" means this Changepoint Corporation Employee Stock Purchase Plan.

"Fair Market Value" of the Common Shares as of any day means the weighted average trading price of the Shares in the period of five trading days immediately preceding such day on the quotation system or stock exchange on which the greatest volume of trading of Common Shares in that period has occurred. The Committee, in its sole discretion, shall make all determinations required by this definition.

"Participant" means an employee of the Company who, at all relevant times, is and has been treated as an employee by the Company for all purposes and is regularly scheduled to work a minimum of 20 hours per week and a minimum of five months in a calendar year.

"Purchase Period" means a six month period commencing on January 1 or July 1 of any calendar year, except that the first Purchase Period shall commence on the date that Changepoint Corporation completes an initial public offering of its Common Shares and shall end on August 31, 2000, and the second Purchase Period shall commence on September 1,2000 and end on December 31, 2000.

"Subsidiary" means any corporation in which the Company or a Subsidiary owns, directly or indirectly, 50% or more of the voting shares, and which corporation has been designated by the Committee, in its sole discretion, as a corporation the employees of which shall be eligible to participate in the ESPP.

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2.       PURPOSE

The purpose of this ESPP is to enable Participants to acquire a larger personal proprietary interest in Changepoint Corporation, and to encourage Participants to remain in the employ of the Company and have a personal interest in the success of the Company. This ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, and shall be interpreted and administered to further that intent.

This ESPP is intended to provide Common Shares for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any Participant's affairs. A Participant, therefore, may sell Common Shares that are purchased under this ESPP at any time, subject to compliance with any applicable federal or state tax and securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

3.       GOVERNMENTAL REGULATIONS

The Company's obligation to sell and deliver the Common Shares under this ESPP is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including the U.S. Securities and Exchange Commission, the securities administrators of the jurisdictions in which Participants reside, and the U.S. Internal Revenue Service.

4.       ADMINISTRATION

This ESPP shall be administered by the Compensation Committee of the Board of Directors of Changepoint Corporation. The Compensation Committee shall have plenary authority, in its discretion, to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the ESPP. The Committee's determinations of the matters referred to in this Section 4 shall be conclusive. It is the intention of the Company and the Committee that this ESPP and the administration hereof comply in all respects with Section 16(b) of the U.S. Securities Exchange Act of 1934 and Section 423(b) of the Code, and applicable Canadian provincial securities legislation.

5.       STOCK SUBJECT TO THE ESPP

There are reserved for issuance under this ESPP 1,000,000 Common Shares which may be purchased by Participants pursuant to this ESPP, subject to adjustment as provided in Section 15.

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6.       PURCHASE PERIODS

This ESPP will be administered based on semi-annual Purchase Periods commencing January 1 or July 1, except that the first Purchase Period shall commence on the date that Changepoint Corporation completes an initial public offering of its Common Shares and shall end on August 31, 2000, and the second Purchase Period shall commence on September 1,2000 and end on December 31, 2000.

7.       PAYROLL DEDUCTIONS

Any person who is properly enrolled as a Participant at the beginning of a Purchase Period may elect, in accordance with procedures prescribed by the Committee, to have the Company deduct a specified integer number percentage of the Participant's Compensation for the purchase of Common Shares pursuant to the ESPP.

The maximum rate of deduction that a Participant may elect for any Purchase Period is 15% of the aggregate gross Compensation which the Participant would otherwise receive during such Purchase Period. An amount equal to the elected percentage of the Participant's Compensation shall be deducted on each regular payday falling within the Purchase Period. All amounts will be deducted from a Participant's Compensation on an after-tax basis. No interest will be paid on payroll deductions accumulated under this ESPP.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

A Participant may, at any time during a Purchase Period, upon 30 days' prior written notice to the Company or such shorter period as the Company may agree to, stop any further deductions from the Participant's Compensation for the purchase of Common Shares pursuant to the ESPP. A Participant that stops payroll deductions in any Purchase Period in accordance with the foregoing may not elect to participate further in the ESPP until the next Purchase Period except with the written consent of the Company.

Subject to the approval of the Committee, a Participant may change the rate of his or her payroll deductions during a Purchase Period by completing and filing with the Company a new authorization for payroll deduction. The change in rate shall be effective as soon as administratively feasible following the Company's receipt of the new authorization.

A Participant who is enrolled in this ESPP at the end of a Purchase Period will, unless the Participant gives notice of his or her intent to withdraw from the ESPP, automatically be enrolled as a Participant in the subsequent Purchase Period.

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8.       PURCHASE OF COMMON STOCK

On the first business day following the end of a Purchase Period (the "Purchase Date"), a Participant's accumulated payroll deductions will, subject to the limitations of Section 9 and the termination provisions of
Section 14, be applied toward the purchase of Common Shares at a purchase price equal to the lesser of:

         (a) 85% of the Fair Market Value for the Common Shares on the first business day of the Purchase Period; or

         (b) 85% of the Fair Market Value for the Common Shares on the Purchase Date, in either event rounded to the nearest whole cent.

Common Shares may be purchased under the ESPP only with a Participant's accumulated payroll deductions. Fractional shares cannot be purchased. At the conclusion of each Purchase Period, the Company shall automatically re-enroll each Participant in the next Purchase Period, and any portion of a Participant's accumulated payroll deductions not used for the purchase of Common Shares at the end of a Purchase Period shall be applied to the purchase of Common Shares in the next Purchase Period if the Participant is participating in the ESPP during that Purchase Period, or returned to the Participant.

9.       LIMITATIONS ON SHARE PURCHASES

No Participant will be granted any option or right to subscribe that permits his or her rights to purchase shares under all employee stock purchase plans of the Company to accrue at a rate that exceeds $25,000(U.S.) in fair market value of the shares (determined at the time such option or right to subscribe is granted) for each calendar year in which such option or right to subscribe is outstanding. In addition, no Participant shall be permitted to subscribe for any shares under this ESPP if such Participant, immediately after such subscription, owns shares that account for (including all shares that may be purchased under outstanding subscriptions under the ESPP and any other outstanding options to purchase Common Shares) five percent or more of the total combined voting power or value of all classes of shares of Changepoint Corporation or any Subsidiary. For the foregoing purposes, the rules of
Section 424(d) of the Code shall apply in determining share ownership. In the event that the number of Common Shares reserved for issuance under this ESPP pursuant to Section 5 is insufficient to satisfy the number of Common Shares to be purchased by Participants under this ESPP in any Purchase Period, the number of Common Shares available to be purchased shall be allocated pro rata among the Participants in proportion to the number of Common Shares that they would be entitled to purchase without regard to the limitation resulting from the number of Common Shares reserved for issuance under Section 5.

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10.      WITHDRAWAL FROM THE ESPP

At any time prior to the last two weeks of a Purchase Period, a Participant may elect, in accordance with procedures prescribed by the Committee, to withdraw from the ESPP. If a Participant withdraws from the ESPP, all of the Participant's payroll deductions for that Purchase Period will be refunded to the Participant, and the Participant will not be eligible to participate in the ESPP again before the next Purchase Period. If a Participant withdraws effective for a Purchase Period that has not yet commenced, the Participant may elect to participate in any subsequent Purchase Period. If a Participant's payroll deductions are interrupted by any legal process, the Participant will be deemed to have elected to withdraw from the ESPP for the Purchase Period in which the interruption occurs. Upon termination of employment, all payroll deductions for that Purchase Period will be refunded to the Participant entitled thereto.

Subject to a determination by the Committee to the contrary on a case-by-case basis, a Participant's participation and payroll deductions continue during a leave of absence unless the Participant elects to stop his or her payroll deductions. Such participation will end automatically at the end of the current Purchase Period. A Participant may re-enroll to participate in subsequent Purchase Periods which commence following the employee's return from the leave of absence.

11.      ISSUANCE OF COMMON SHARES TO CUSTODIAL ACCOUNTS

The Common Shares purchased by Participants will be issued by the Company's transfer agent to a Participant's custodial account as soon as practicable after each Purchase Date. Common Shares purchased under the ESPP will be issued only in the name of the Participant (or, if his or her authorization so designates, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship). The custodial account of Participants shall be maintained by a bank, broker-dealer or similar custodian that has agreed to hold such shares for the accounts of the respective Participants. Fees and expenses of the bank, broker-dealer or similar custodian shall be paid by the Company or allocated among the respective Participants in such manner as the Committee determines. A Participant or his or her legal representative may withdraw Common Shares from his or her custodial account at any time.

12.      WITHHOLDING TAXES

In connection with the purchase of Common Shares under this ESPP, the Participant shall be required to make adequate provision for payment of the Company's withholding tax obligations, if any, and the Company (a) shall not issue a certificate for such shares until it has received payment from the Participant of any required withholding tax in cash or by the retention or acceptance upon delivery thereof by the Participant of that number of Common Shares sufficient in fair market value to cover the amount of such withholding tax and (b) shall have the right to retain or sell without notice, or to demand surrender of that number of Common Shares sufficient in fair market value to cover any withholding

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tax. The Company shall have the right to withhold from any payroll deductions made by the Participant under this ESPP an amount equal to any required withholding tax. In either case, the Company shall make payment (or reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such withholding tax, remitting any balance to the Participant. For purposes of this Section 12, the value of the Common Shares so retained or surrendered shall be equal to the fair market value of such shares on the date that the amount of the withholding tax is to be determined (the "Tax Date"), and the value of the Common Shares so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company.

Notwithstanding the foregoing, the Participant may elect, subject to approval by the Committee, to satisfy the obligation to pay any withholding tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such withholding tax or by having the Company retain or accept upon delivery thereof by the Participant Common Shares sufficient in fair market value to cover the amount of such withholding tax. Each election by a Participant to have shares retained or to deliver shares for this purpose must be in writing and made on or prior to the Tax Date.

13.      TRANSFERABILITY

A Participant's rights under this ESPP, including rights to accumulated payroll deductions, may not be pledged, assigned, encumbered or otherwise transferred for any reason other than by will or the laws of descent and distribution. Any such attempt will be treated as an election by the Participant to withdraw from this ESPP.

14.      TERMINATING EVENTS

Upon (a) the dissolution or liquidation of Changepoint Corporation, (b) a merger, amalgamation or other reorganization of Changepoint Corporation with one or more corporations as a result of which there will be a change in control of Changepoint Corporation, (c) the sale of all or substantially all of the assets of Changepoint Corporation or a material division of Changepoint Corporation, (d) a sale or other transfer, pursuant to a tender offer or otherwise, of more than fifty percent (50%) of the then outstanding Common Shares of Changepoint Corporation, or (e) an acquisition by Changepoint Corporation resulting in an extraordinary expansion of Changepoint Corporation's business or the addition of a material new line of business (any of such events is herein referred to as a "Terminating Event"), the Committee may but shall not be required to:

         (A) make provision for the continuation of the Participants' rights under this ESPP on such terms and conditions as the Committee determines to be appropriate and equitable, including where applicable, but not limited to, an arrangement for the substitution, on an equitable basis, for each Common Share that could otherwise be purchased at the end of the Purchase Period in progress at the time of the Terminating Event, of any

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                  consideration payable with respect to each then outstanding
                  Common Share in connection with the Terminating Event; or

         (B) terminate all rights of Participants under the ESPP for such Purchase Period; and

                  (i) return to the Participants all of their payroll deductions for such Purchase Period; and

                  (ii) pay to the Participant for each Common Share, if any, that could otherwise be purchased under the ESPP by a Participant at the end of such Purchase Period (determined by assuming that payroll deductions at the rate elected by the Participant were continued to the end of the Purchase Period and used to purchase shares at a purchase price equal to 85% of the Fair Market Value of the Common Shares on the first business day of the Purchase Period) an amount equal to the excess of
                           (A) the Fair Market Value of a Common Share on the first business day of the Purchase Period over (B) the Fair Market Value of a Common Share on the date of the Terminating Event.

The Committee shall make all determinations necessary or advisable in connection with Terminating Events, and its determinations shall, in the absence of fraud or patent mistake, be conclusive and binding on all persons with any interest in the ESPP.

15.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of any changes in the outstanding shares of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to stockholders other than cash dividends, the Committee shall make such adjustments, if any, in light of the change or distribution as the Committee in its sole discretion shall determine to be appropriate in the number and class of shares and the purchase prices of the Common Shares which may be purchased by Participants during the current Purchase Period. In the event of any such change in the outstanding Common Shares of the Company, the aggregate number and class of shares available under this ESPP and the maximum number of shares which may be purchased and their purchase price shall be appropriately adjusted by the Committee.

Notwithstanding the foregoing, such adjustments shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring shareholder approval under 423(b)(2) of the Code or applicable Canadian Law.

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16.      TERMINATION OF EMPLOYEE'S RIGHTS

Subject to the provisions of the next paragraph, a Participant's rights under this ESPP will terminate if he or she for any reason (including death, disability or voluntary or involuntary termination of employment) ceases to be an employee of the Company. To the extent that the rights of a Participant terminate in accordance with this Section 16, all of the Participant's payroll deductions for that Purchase Period will be refunded to the Participant or his or her personal representative.

This ESPP does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

17.      TERMINATION, SUSPENSION AND AMENDMENTS TO ESPP

This ESPP may be terminated or suspended at any time by the Committee but, except as provided in Section 14, such termination or suspension shall not affect the rights of Participants under the ESPP for the Purchase Period in progress at the time of termination. This ESPP will terminate in any case when all or substantially all of the unissued Common Shares reserved for the purposes of the ESPP have been purchased. If at any time the Common Shares reserved for the purpose of the ESPP remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among Participants in proportion to the respective amounts of their accumulated payroll deductions, and the ESPP shall terminate. Upon such termination or any other termination of the ESPP, all payroll deductions not used to purchase shares of Common Stock will be refunded to the Participants entitled thereto.

The Committee may terminate or suspend this ESPP, or modify or amend the ESPP in such respects as it shall deem advisable; however, to the extent required by applicable law or regulation, shareholder approval will be required for any amendment which will (a) increase the total number of shares which may be issued under the ESPP, (b) change the class of persons eligible to purchase Common Shares under the ESPP, or (c) otherwise require shareholder approval under any applicable law or regulation.

18.      APPROVAL OF SHAREHOLDERS

This ESPP shall be effective at the commencement of the first Purchase Period, subject to approval by the holders of the Common Shares of Changepoint Corporation by written resolution signed by all such holders (or by the votes attaching to a majority of the Common Shares held by the holders of Common Shares present or represented by proxy at the first meeting of the shareholders of Changepoint Corporation held) after the date on which the ESPP is adopted by the Board of Directors of Changepoint Corporation. This ESPP shall also be subject to approval by the shareholders of Changepoint Corporation in a manner that complies with Section 423(b)(2) of the Code and applicable Canadian law.

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If such approvals do not occur prior to the end of the first Purchase Period under the ESPP, this ESPP and all rights of Participants under the ESPP shall terminate, and all payroll deductions of Participants accumulated under the ESPP will be promptly refunded to the Participants.

19.      NOTICES

All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Notices given by means of the Company's "Intranet", e-mail or similar system will be deemed to be written notices under the Plan.

20.      CONDITIONS UPON ISSUANCE OF STOCK

Common Shares shall not be issued under the ESPP unless the issuance and delivery of such shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

21.      MISCELLANEOUS

All references to currency herein are to Canadian funds unless otherwise indicated.